--------------------------------------------------------------------------------
                                               MARCH 1, 2001 | PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN MONEY MARKET RESERVES FUNDS

Prime Money Market Reserves Fund

Treasury Money Market Reserves Fund

                                          --------------------------------------
                                          Seeking to provide high current income
                                          consistent with the preservation of
                                          capital and same-day liquidity

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense to state or suggest otherwise.

Distributed by Funds Distributor, Inc.                                  JPMorgan

CONTENTS
--------------------------------------------------------------------------------

 2 | J.P. MORGAN MONEY MARKET RESERVES FUNDS

     Each fund's goal, principal strategies,
     principal risks, performance and expenses

     J.P. Morgan Prime Money Market Reserves Fund ............................ 2

     J.P. Morgan Treasury Money Market Reserves Fund ......................... 4

 6 | MONEY MARKET MANAGEMENT APPROACH

     Principles and techniques common
     to the funds in this prospectus

     J.P. Morgan ............................................................. 6

     J.P. Morgan Money Market Reserves Funds ................................. 6

     The spectrum of money market funds ...................................... 6

     Who may want to invest .................................................. 6

     Money market investment process ......................................... 7

 8 | YOUR INVESTMENT

     Investing in the J.P. Morgan
     Money Market Reserves Funds

     Investing through a service organization ................................ 8

     Account and transaction policies ........................................ 8

     Dividends and distributions ............................................. 9

     Tax considerations ...................................................... 9

10 | FUND DETAILS

     More about the funds'
     business operations

     Master/feeder structure .................................................10

     Management and administration ...........................................10

     Financial highlights ....................................................11

     FOR MORE INFORMATION ............................................back cover


                                                                             |1

J.P. MORGAN PRIME MONEY MARKET
RESERVES FUND
--------------------------------------------------------------------------------

                                  REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
                                  (J.P. MORGAN PRIME MONEY MARKET RESERVES FUND)

[GRAPHIC] GOAL

      The fund's goal is to maximize current income consistent with the preservation of capital and same-day liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies

The fund looks for investments across a broad spectrum of U.S. dollar-denominated money market securities, typically emphasizing different types of securities at different times in order to take advantage of changing yield differentials. The fund's investments may include obligations issued by the U.S. Treasury, government agencies, domestic and foreign banks and corporations, foreign governments, repurchase agreements, reverse repurchase agreements, as well as asset-backed securities, taxable municipal obligations, and other money market instruments. Some of these investments may be illiquid or purchased on a when-issued or delayed delivery basis.

The fund's yield will vary in response to changes in interest rates. How well the fund's yield compares to the yields of similar money market funds will depend on the success of the investment process described on page 7.

Principal Risks

As with all money market funds, the fund's investments are subject to various risks, which, while generally considered to be minimal, could cause its share price to fall below $1. For example, the issuer or guarantor of a portfolio security or the counterparty to a contract could default on its obligation. An unexpected rise in interest rates could also lead to a loss in share price if the fund is near the maximum allowable dollar weighted average maturity (currently not to exceed 90 days) at the time. To the extent that the fund invests in foreign securities, the fund could lose money because of foreign government actions, political instability, or lack of adequate and accurate information. Also, the fund may have difficulty valuing its illiquid holdings and may be unable to sell them at the time or price it desires. While these possibilities exist, the fund's investment process and management policies are designed to minimize the likelihood and impact of these risks.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the fund.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio management team is led by John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; and Mark Settles, vice president, who has been on the team since November 1999 and has been at J.P. Morgan since 1994. Prior to managing this fund, Mr. Settles was a fixed income trader on J.P. Morgan's New York and London trading desks. The traders on the team are Donald Clemmenson, vice president, who has been on the team since its inception; Gunter Heiland, associate, who has been on the team since joining J.P. Morgan in June of 1997 from Salomon Brothers, where he was a sales assistant; and Kimberly Weil, who has been on the team since its inception.

--------------------------------------------------------------------------------
Before you invest

Investors considering these funds should understand that:

o     There is no assurance that these funds will meet their investment goals

o     These funds do not represent complete investment programs


2 | J.P. MORGAN PRIME MONEY MARKET RESERVES FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)(1)


The fund commenced operations on 6/1/99. The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Prime Money Market Reserves Fund.

The bar chart indicates some of the risks by showing performance of the fund's(1) shares from year to year for each of the last for calendar year.

The table indicates some of the risks by showing the fund's(1) average annual returns for the past one, five and ten calendar years.

The fund's past performance does not necessarily indicate how the fund will perform in the future.


-----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------

   [The following table was depicted as a bar chart in the printed material.]


          J.P. Morgan
       Prime Money Market
         Reserves Fund
       ------------------
1991         6.07
1992         3.67
1993         2.83
1994         3.95
1995         5.79
1996         5.21
1997         5.41
1998         5.30
1999         4.94
2000         5.91

o J.P. Morgan Prime Money Market Reserves Fund(1)

For the period covered by this total return chart, the fund's highest quarterly return was 1.72% (for the quarter ended 3/31/00; and the lowest quarterly return was 0.69% (for the quarter ended 6/30/93).


PERFORMANCE (unaudited)


-------------------------------
Average annual total return (%)               Shows performance over time, for
                                           periods ended December 31, 2000(1)(2)
--------------------------------------------------------------------------------
                                           Past 1 yr.  Past 5 yrs.  Past 10 yrs.

J.P. Morgan Prime Money Market
Reserves Fund (after expenses)                5.91        5.32         4.89
--------------------------------------------------------------------------------


INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

---------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                          0.11

Distribution (Rule 12b-1) fees           0.25

Service fees(4)                          0.25


Other expenses                           0.15
---------------------------------------------
Total operating expenses                 0.76

Fee waiver and
expense reimbursement(5)                 0.06
---------------------------------------------
Net expenses(5)                          0.70
---------------------------------------------


--------------------------------------------------------------------------------
Expense example(5)
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02, and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                      1 yr.       3 yrs.       5 yrs.    10 yrs.

Your cost($)                           72          237          416        937
--------------------------------------------------------------------------------

(1) The fund commenced operations on 6/1/99, and returns reflect performance of the fund from 1/1/00 forward. For the period from 8/1/93 through 6/30/99, returns reflect the performance of the J.P. Morgan Prime Money Market Fund, a separate feeder fund investing in the same master portfolio. For the period from 1/1/91 through 7/31/93, returns reflect the performance of The Pierpont Money Market Fund, the predecessor to the J.P. Morgan Prime Money Market Fund. These returns reflect lower operating expenses than those of the fund. The actual expenses of the J.P. Morgan Prime Money Market Fund as of the year end 11/30/00 are 0.44%. Therefore, these returns may be lower had it existed during the same period.


(2)   The fund's fiscal year end is 11/30.

(3) The fund has a master/feeder structure as described on page 10. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal period, before reimbursement, expressed as a percentage of the fund's average net assets.

(4) Service organizations (described on page 8) may charge other fees to their customers who are the beneficial owners of shares in connection with their customers' accounts. Such fees, if any, may affect the return such customers realize with respect to their investments.


(5) Reflects an agreement by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses exceed 0.70% (excluding interest, taxes and extraordinary expenses) of the fund's average daily net assets through 2/28/02.



                                J.P. MORGAN PRIME MONEY MARKET RESERVES FUND | 3

J.P. MORGAN TREASURY MONEY MARKET
RESERVES FUND
--------------------------------------------------------------------------------

                               REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
                               (J.P. MORGAN TREASURY MONEY MARKET RESERVES FUND)

[GRAPHIC] GOAL

      The fund's goal is to provide high current income consistent with the preservation of capital and same-day liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies


The fund purchases securities that offer the highest credit quality and provide regular income. It invests primarily in U.S. Treasury obligations and repurchase agreements collateralized by these obligations. Some of these investments may be purchased on a when-issued or delayed delivery basis. The fund may also invest in certain bank obligations when Treasury obligations or repurchase agreements are temporarily unavailable to the fund.


The fund's yield will vary in response to changes in interest rates. How well the fund's yield compares to the yields of similar money market funds will depend on the success of the investment process described on page 7.

Principal Risks

While the fund's U.S. Treasury obligations are backed by the full faith and credit of the federal government, investors should bear in mind that any repurchase agreements the fund may hold do not have this guarantee (even though they are fully collateralized by Treasuries), and that in any case, government guarantees do not extend to shares of the fund itself.

The portion of the fund's income derived from direct investments in U.S. Treasury obligations may be exempt from state and local personal income taxes.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the fund.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio management team is led by John Donohue, vice president, who has been on the team since its inception, after joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; and Mark Settles, vice president, who has been on the team since November 1999 and has been at J.P. Morgan since 1994. Prior to managing this fund, Mr. Settles was a fixed income trader on J.P. Morgan's New York and London trading desks. The traders on the team are Donald Clemmenson, vice president, Gunter Heiland, associate, and Kimberly Weil, each of whom has been on the team since its inception. Prior to joining J.P. Morgan, Mr. Heiland was a sales assistant at Salomon Brothers.

--------------------------------------------------------------------------------
Before you invest

Investors considering these funds should understand that:

o     There is no assurance that these funds will meet their investment goals

o     These funds do not represent complete investment programs


4 | J.P. MORGAN TREASURY MONEY MARKET RESERVES FUND

--------------------------------------------------------------------------------


PERFORMANCE(1) (unaudited)


The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Treasury Money Market Reserves Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's1 shares from year to year for each of the last three calendar years.


The table indicates some of the risks by showing the fund's average annual returns for the past one year and life of the fund.

The fund's past performance does not necessarily indicate how the fund will perform in the future.


-----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------


   [The following table was depicted as a bar chart in the printed material.]

          J.P. Morgan
      Treasury Money Market
         Reserves Fund
       ------------------

1998         5.14
1999         4.64
2000         5.65


o J.P. Morgan Treasury Money Market Reserves Fund(1),(2)


For the period covered by this total return chart, the fund's highest quarterly return was 1.53% (for the quarter ended 12/31/00); and the lowest quarterly return was 1.08% (for the quarter ended 3/31/99).


PERFORMANCE (UNAUDITED)


-------------------------------
Average annual total return (%)               Shows performance over time, for
                                              periods ended December 31, 2000(2)
--------------------------------------------------------------------------------
                                                 Past 1 yr.   Life of fund

J.P. Morgan Treasury Money Market
Reserves Fund (after expenses)                      5.65          5.22
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

---------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                          0.19

Distribution (Rule 12b-1) fees           0.25


Service fees(4)                          0.25

Other expenses                           0.21
---------------------------------------------
Total operating expenses                 0.90
---------------------------------------------

Fee waiver and
expense reimbursement(5)                 0.20
---------------------------------------------
Net expenses(5)                          0.70
---------------------------------------------


--------------------------------------------------------------------------------
Expense example(5)
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses (before reimbursement) unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                  1 yr.        3 yrs.        5 yrs.      10 yrs.

Your cost($)                        72           267           479        1,089
--------------------------------------------------------------------------------

(1) The fund commenced operations on 6/1/99, and returns reflect performance of the fund from 7/1/99 forward. For the period 7/7/97 through 6/31/99, returns reflect the performance of the J.P. Morgan Institutional Service Treasury Money Market Fund. The returns of this predecessor fund reflect lower operating expenses than those of the fund. Therefore, these returns are higher than the fund's would have been had it existed during the same period.


(2)   The fund's fiscal year end is 10/31.

(3) The fund has a master/feeder structure as described on page 10. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal period, before reimbursement, expressed as a percentage of the fund's average net assets.

(4) Service organizations (described on page 8) may charge other fees to their customers who are the beneficial owners of shares in connection with their customers' accounts. Such fees, if any, may affect the return such customers realize with respect to their investments.


(5) Reflects an agreement by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses exceed 0.70% (excluding interest, taxes and extraordinary expenses) of the fund's average daily net assets through 2/28/02.



                             J.P. MORGAN TREASURY MONEY MARKET RESERVES FUND | 5

MONEY MARKET MANAGEMENT APPROACH
--------------------------------------------------------------------------------

J.P. MORGAN


Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan Chase is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. Today, J.P. Morgan Chase employs approximately ___ research analysts, capital market researchers, portfolio managers and traders around the world and has more than $700 billion in assets under management, including assets managed by the funds' advisor, J.P. Morgan Investment Management Inc.


J.P. MORGAN MONEY MARKET RESERVES FUNDS

Each of these funds invests in high-quality short-term debt securities by investing through a master portfolio (another fund with the same goal). Each fund accrues dividends daily, pays them to shareholders monthly, and seeks to maintain a stable $1 share price.

THE SPECTRUM OF MONEY MARKET RESERVES FUNDS

The funds described in this prospectus differ primarily in the types of securities they hold and in the tax status of the income they offer. The table below provides an overview of the main types of securities in which each fund may invest. The distinguishing features of each money market fund are described in more detail on the preceding pages.

--------------------------------------------------------------------------------

Who May Want to Invest

The funds are designed for investors who:

o     want an investment that strives to preserve capital

o     want regular income from a high quality portfolio

o     want a highly liquid investment

o     are looking for an interim investment

o     are pursuing a short-term goal

The funds are not designed for investors who:

o     are investing for long-term growth

o     are investing for high income

o     require the added security of the FDIC insurance

Money Market Funds and Stability

Money market funds are subject to a range of federal regulations designed to promote stability. For example, money market funds must maintain a weighted average maturity of no more than 90 days, and generally may not invest in any securities with a remaining maturity of more than 13 months. Keeping the weighted average maturity this short helps funds in their pursuit of a stable $1 share price.

--------------------------------------------------------------------------------
Primary investments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Prime           Treasury
                  Money Market    Money Market

--------------------------------------------------------------------------------
U.S. Treasuries*        o               o
--------------------------------------------------------------------------------
U.S. government
agency
instruments             o
--------------------------------------------------------------------------------
Domestic &
foreign bank
obligations             o
--------------------------------------------------------------------------------
Domestic &
foreign
short-term
corporate
obligations             o
--------------------------------------------------------------------------------
Foreign
governments             o
--------------------------------------------------------------------------------
Illiquid holdings       o
--------------------------------------------------------------------------------
Repurchase
agreements and
reverse repurchase
agreements              o               o

*     Income is generally exempt from state and local income taxes


6 | MONEY MARKET MANAGEMENT APPROACH

--------------------------------------------------------------------------------

MONEY MARKET INVESTMENT PROCESS

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, emphasizes investment quality through in-depth research of short-term securities and their issuers. This allows each fund to focus on providing current income without compromising share price stability.

In researching short-term securities, J.P. Morgan's credit analysts enhance the data furnished by rating agencies by drawing on the insights of J.P. Morgan's fixed income trading specialists and equity analysts. Only securities highly rated by independent rating agencies as well as J.P. Morgan's proprietary ratings system are considered for investment.

In managing the funds described in this prospectus, J.P. Morgan employs a three-step process that combines maturity determination, sector allocation and fundamental research for identifying portfolio securities:

[GRAPHIC]
J.P. Morgan uses a disciplined process to control each fund's sensitivity to interest rates

Maturity determination Based on analysis of a range of factors, including current yields, economic forecasts, and anticipated fiscal and monetary policies, J.P. Morgan establishes the desired dollar weighted average maturity for each fund within the permissible 90-day range. Controlling weighted average maturity allows the funds to manage risk, since securities with shorter maturities are typically less sensitive to interest rate shifts than those with longer maturities.

[GRAPHIC]
The funds invest across different
sectors for diversification and to
take advantage of yield spreads

Sector allocation Analysis of the yields available in different sectors of the short-term debt market allows J.P. Morgan to adjust each fund's sector allocation, with the goal of enhancing current income while also maintaining diversification across permissible sectors.

[GRAPHIC]
Each fund selects its securities as
described earlier in this prospectus

Security selection Based on the results of the firm's credit research and each fund's maturity determination and sector allocation, the portfolio managers and dedicated fixed-income traders make buy and sell decisions according to each fund's goal and strategy.


                                            MONEY MARKET MANAGEMENT APPROACH | 7

YOUR INVESTMENT
--------------------------------------------------------------------------------

INVESTING THROUGH A SERVICE ORGANIZATION

Prospective investors may only purchase shares of each fund with the assistance of a service organization. Your service organization is paid by the fund to assist you in establishing your fund account, executing transactions, and monitoring your investment. The minimum amount for initial investments in a fund by a service organization is $10,000,000 and for additional investments $25,000, although these minimums may be less for some investors. Service organizations may provide the following services in connection with their customers' investments in the funds:

o     Acting, directly or through an agent, as the sole shareholder of record

o     Maintaining account records for customers

o     Processing orders to purchase, redeem or exchange shares for customers

o     Responding to inquiries from shareholders

o     Assisting customers with investment procedures

ACCOUNT AND TRANSACTION POLICIES

Telephone orders The funds accept telephone orders from all shareholders. To guard against fraud, the funds require shareholders to use a PIN, and may record telephone orders or take other reasonable precautions. However, if a fund does take such steps to ensure the authenticity of an order, you may bear any loss if the order later proves fraudulent.

Exchanges You may exchange shares in these funds for shares in any other J.P. Morgan Institutional or J.P. Morgan mutual fund at no charge (subject to the securities laws of your state). When making exchanges, it is important to observe any applicable minimums. Keep in mind that, for tax purposes, an exchange is considered a sale.

A fund may alter, limit, or suspend its exchange policy at any time.


Business days and NAV calculations The funds' regular business days are the same as those of the New York Stock Exchange. The Prime and Treasury Money Market Funds calculate their net asset value per share (NAV) every business day at 5:00 p.m. eastern time.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Purchase and redemption orders for each fund must be received by the time NAV is calculated for that fund. For the purchase to be effective and dividends to be earned on the same day, immediately available funds must be received by 5:00 p.m. eastern time for Prime and Treasury Money Market Funds on a fund business day. A fund has the right to suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.


Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment.

Redemption orders for each fund received by the respective cut-off times will be paid in immediately available funds, normally on the same day, according to instructions on file.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds will not be available until your check clears. This may take up to 15 days.

Statements and reports The funds send monthly account statements as well as confirmations after each purchase or sale of shares (except reinvestments). Every six months, each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, the fund reserves the right to close out your account and send the proceeds to the address of record.


8 | YOUR INVESTMENT

--------------------------------------------------------------------------------

DIVIDENDS AND DISTRIBUTIONS

Substantially all income dividends are declared daily and paid monthly. If all of an investor's shares are redeemed during the month, accrued but unpaid dividends are paid with the redemption proceeds. Shares of the funds earn dividends on the business day their purchase is effective, but not on the business day their redemption is effective.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your financial professional to have them sent to you by check.

TAX CONSIDERATIONS

In general, selling shares, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. The transactions below typically create the following tax liabilities:

--------------------------------------------------------------------------------

Transaction                        Tax status

Income dividends                   Ordinary income

Short-term capital gains           Ordinary income
distributions

Every January, each fund issues tax information on its distributions for the previous year.

Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.

--------------------------------------------------------------------------------

Shareholder Services Agent


Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713
1-800-766-7722

Representatives are available 8:00 a.m. to 6:00 p.m. eastern time on fund business days.



                                                             YOUR INVESTMENT | 9

FUND DETAILS
--------------------------------------------------------------------------------

MASTER/FEEDER STRUCTURE

As noted earlier, each fund is a series of J.P. Morgan Institutional Funds, a Massachusetts business trust, and is a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-766-7722. Generally, when a master portfolio seeks a vote, its feeder fund will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each feeder fund and its master portfolio expect to maintain consistent goals, but if they do not, the feeder fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each feeder fund's trustees would then consider whether the feeder fund should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The feeder funds described in this prospectus and their corresponding master portfolios are all governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan receives the following fees for investment advisory and other services:

Advisory services                  0.20% of the first $1 billion of
                                   each master portfolio's average
                                   net assets plus 0.10% over
                                   $1 billion

Administrative services            Master portfolio's and fund's
(fee shared with Funds             pro-rata portions of 0.09% of
Distributor, Inc.)                 the first $7 billion of average
                                   net assets in J.P. Morgan-
                                   advised portfolios, plus 0.04%
                                   over $7 billion

Shareholder services               0.05% of each fund's
                                   average net assets

Each fund has a service plan which allows it to pay service organizations up to 0.25% of the average net assets of the shares held in the name of the service organization.

Each fund has adopted a plan under Rule 12b-1 that allows the fund to pay distribution fees up to 0.25% of each fund's average net assets for the sale and distribution of its shares. Because these fees are paid out of the fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

J.P. Morgan may also pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.


10 | FUND DETAILS

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

The financial tables are intended to help you understand each fund's financial performance for the past two fiscal periods. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose reports, along with each fund's financial statements, are included in the respective fund's annual report, which are available upon request.

================================================================================

J.P. MORGAN PRIME MONEY MARKET RESERVES FUND


----------------------------
Per-share data                 For the fiscal periods ended November 30
-----------------------------------------------------------------------------
                                                   1999(1)             2000

Net asset value, beginning of period ($)             1.00               1.00
-----------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                         0.02               0.06
   Net realized gain on investment ($)               0.00(2)            0.00(2)
=============================================================================
Total from investment operations ($)                 0.02               0.06
-----------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                        (0.02)             (0.06)
=============================================================================
Total distributions to shareholders ($)             (0.02)             (0.06)
-----------------------------------------------------------------------------
Net asset value, end of period ($)                   1.00               1.00
-----------------------------------------------------------------------------
Total return (%)                                     2.35(3)            5.84
-----------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
-----------------------------------------------------------------------------
Net assets, end of period ($ thousands)           171,360            404,501
-----------------------------------------------------------------------------
Ratio to average net assets:
  Net expenses (%)                                   0.70(4)            0.70
  ---------------------------------------------------------------------------
  Net investment income (%)                          4.61(4)            5.75
  ---------------------------------------------------------------------------
  Expenses without reimbursement (%)                 0.86(4)            0.76
  ---------------------------------------------------------------------------


(1)   The fund commenced operations on 6/1/99.


(2)   Less than $0.005.


(3)   Not annualized.

(4)   Annualized.

================================================================================

J.P. MORGAN TREASURY MONEY MARKET RESERVES FUND


----------------------------
Per-share data                 For the fiscal periods ended October 31
--------------------------------------------------------------------------------
                                                   1999(1)              2000

Net asset value, beginning of period ($)             1.00               1.00
--------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                         0.02               0.05
   Net realized gain (loss) on investment ($)       (0.00)(2)          (0.00)(2)
================================================================================
Total from investment operations ($)                 0.02               0.05
--------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                        (0.02)             (0.05)
================================================================================
Total distributions to shareholders ($)             (0.02)             (0.05)
--------------------------------------------------------------------------------
Net asset value, end of period ($)                   1.00               1.00
--------------------------------------------------------------------------------
Total return (%)                                     1.82(3)            5.44
--------------------------------------------------------------------------------

Ratios and supplemental data
--------------------------------------------------------------------------------
Net assets, end of period ($ thousands)            88,629            459,957
--------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                  0.70(4)            0.70
   -----------------------------------------------------------------------------
   Net investment income (%)                         4.38(4)            5.63
   -----------------------------------------------------------------------------
   Expenses without reimbursement (%)                0.94(4)            0.90
   -----------------------------------------------------------------------------


(1)   The fund commenced operations on 6/1/99.


(2)   Less than $0.005.


(3)   Not annualized.

(4)   Annualized.


                                                               FUND DETAILS | 11

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about the funds, may be obtained by contacting:


J.P. Morgan Institutional Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/ops3
500 Stanton Christiana Road
Newark, DE 19713


Telephone: 1-800-766-7722

Hearing impaired: 1-888-468-4015

Email: JPM_Mutual_Funds@JPMorgan.com


Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) (publicinfo@sec.gov), or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102 and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. The funds' investment company and 1933 Act registration numbers are:


J.P. Morgan Prime Money Market Reserves Fund ........... 811-07342 and 033-54642
J.P. Morgan Treasury Money Market Reserves Fund ........ 811-07342 and 033-54642

J.P. MORGAN INSTITUTIONAL
FUNDS AND THE MORGAN
TRADITION

The J.P. Morgan Institutional Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Institutional Funds offer a broad array of distinctive opportunities for mutual fund investors.

JPMorgan
================================================================================
J.P. Morgan Institutional Funds

Advisor                                    Distributor

J.P. Morgan Investment Management Inc.     Funds Distributor, Inc.
522 Fifth Avenue                           60 State Street
New York, NY 10036                         Boston, MA 02109
1-800-766-7722                             1-800-221-7930

                                                                    IMPR13 03/01